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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                  FORM 8-K


                               CURRENT REPORT
                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): September 7, 1999




Commission      Registrant, State of Incorporation           I.R. S. Employer
File Number        Address and Telephone Number           Identification Number
-----------        ----------------------------           ---------------------


  1-13895        Conectiv (a Delaware Corporation)               51-0377417
                 800 King Street
                 P.O. Box 231
                 Wilmington, Delaware 19899
                 Telephone (302) 429-3114

  1-3559         Atlantic City Electric Company                  21-0398280
                 (a New Jersey Corporation)
                 800 King Street
                 P.O. Box 231
                 Wilmington, Delaware 19899
                 Telephone (302) 429-3114


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Item 5. OTHER EVENTS


         As previously reported by Conectiv and its subsidiary Atlantic City Electric Company (ACE), on July 30, 1999, ACE made a conditional offer to a non-utility supplier (in which an affiliate has a 50% interest), with which ACE has a long-term power purchase contract, to terminate the power contract. The conditional offer was modified on August 26, 1999 and accepted by the respective parties, and remains subject to the receipt of corporate and regulatory approvals. The termination of the power purchase contract would require a payment in excess of $200 million by ACE to the power producer. The Company intends at this time to issue stranded cost transition bonds to finance the termination of power purchase contracts. Repayment of the stranded cost transition bonds would be accomplished through the collection of a market transition charge over the life of the bonds.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           CONECTIV
                                           Atlantic City Electric Company



Date:  September 7, 1999                   /s/ Philip S. Reese
                                           Treasurer